UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2025

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-01011	05-0494040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One CVS Drive

Woonsocket, Rhode Island 02895

(Address of Principal Executive Offices, and Zip Code)

(401) 765-1500

Registrant’s Telephone Number, Including Area Code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Appointment of J. David Joyner as Chair of the Board of Directors

On November 20, 2025, the Board of Directors (the “Board”) of CVS Health Corporation (the “Company”) appointed J. David Joyner, President and Chief Executive Officer of the Company, to the additional role of Chair of the Board, effective January 1, 2026. Following the effective date of this appointment, Michael F. Mahoney will continue to serve as the Board’s Lead Independent Director and Roger N. Farah, who is currently serving as Executive Chair of the Board, will continue to serve on the Board.

Also on November 20, 2025, the Company issued a press release announcing the appointment of Mr. Joyner as Chair of the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 20, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2025	CVS HEALTH CORPORATION

	By:	/s/ Kristina V. Fink
	Name:	Kristina V. Fink
	Title:	Senior Vice President, Chief Governance Officer and Corporate Secretary